EXHIBIT 5.1

April 11, 2007

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by InSite Vision Incorporated, a Delaware corporation, (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of the following securities of the Company not to exceed $75,000,000 in aggregate initial purchase price to the public:

•	shares of its common stock, par value $0.01 per share (“Common Stock”);

•	shares of its preferred stock, par value $0.01 per share (“Preferred Stock”);

•
senior debt securities, in one or more series (the “Senior Debt Securities”) which may be issued under the senior indenture (including any supplements thereto, the “Senior Indenture”) to be dated on or about the date of the first issuance of the Senior Debt Securities, between the Company and a trustee to be selected by the Company (the “Trustee”), the form of which is filed as Exhibit 4.4 to the Registration Statement;

•
subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the subordinated indenture (including any supplements thereto, the “Subordinated Indenture”) to be dated on or about the date of the first issuance of the Subordinated Debt Securities, between the Company and the Trustee, the form of which is filed as Exhibit 4.5 to the Registration Statement; and

•
warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company, the form of which is filed as Exhibit 4.3 to the Registration Statement.

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to as the “Securities”. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The aggregate public offering price of the Securities being registered will be $75,000,000. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus.

In connection with rendering this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and originals or copies of those corporate and other documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that:

1.
With respect to the Common Stock offered under the Registration Statement, the Common Stock will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Common Stock as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

2.
With respect to the Preferred Stock offered under the Registration Statement, the Preferred Stock will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Preferred Stock as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.
With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, the Debt Securities will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Debt Securities in accordance with the Registration Statement will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4.
With respect to the Warrants offered under the Registration Statement, the Warrants will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrants in accordance with the Registration Statement will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Very truly yours, /s/ O’MELVENY & MYERS LLP O’Melveny & Myers LLP